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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of Asia Global Crossing Ltd. of our report dated April 15, 2000 relating to the financial statements of Hutchison Global Crossing Holdings Limited for each of the three years ended December 31, 1999. We also consent to the references to us under the headings "Experts" and "PCL, HGC and GAL Selected Historical Financial Information" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers

Hong Kong
October 3, 2000